                                                        Exhibit 10.11

                                   LIBERTY BUILDING
                                   LEASE AGREEMENT
                                         FOR

                           CLAREMONT TECHNOLOGY GROUP, INC,








                                   OCTOBER 20, 1995

                                  TABLE OF CONTENTS
                                  -----------------
TOPIC                                                                    SECTION
- -----                                                                    -------
Demised Premises . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
    Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . .     3(A)
    Operating Expense Rent . . . . . . . . . . . . . . . . . . . . .     3(B)
    Late Charge. . . . . . . . . . . . . . . . . . . . . . . . . . .     3(C)
    Place of Payment . . . . . . . . . . . . . . . . . . . . . . . .     3(D)
Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Heating Ventilating & Air Conditioning . . . . . . . . . . . . . . .     5
Electricity and Natural Gas. . . . . . . . . . . . . . . . . . . . .     6
Janitorial Service . . . . . . . . . . . . . . . . . . . . . . . . .     7
Repairs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Water. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
Interruption of Services . . . . . . . . . . . . . . . . . . . . . .     10
Operation of Building; Rights Reserved to Landlord . . . . . . . . .     11
Operation of Building; Tenants Obligations . . . . . . . . . . . . .     12
Signs and Advertisements . . . . . . . . . . . . . . . . . . . . . .     13
Mechanic's Liens . . . . . . . . . . . . . . . . . . . . . . . . . .     14
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .     15
Assignment and Subletting. . . . . . . . . . . . . . . . . . . . . .     16
Casualty Loss or Damage. . . . . . . . . . . . . . . . . . . . . . .     17
Waiver of Claims and Subrogation . . . . . . . . . . . . . . . . . .     18
Use of Demised Premises. . . . . . . . . . . . . . . . . . . . . . .     19
Events of Default by Tenant. . . . . . . . . . . . . . . . . . . . .     20
Landlord's Rights Upon Tenant's Default. . . . . . . . . . . . . . .     21
Landlord's Rights Upon Termination or Abandonment. . . . . . . . . .     22
Costs of Enforcement . . . . . . . . . . . . . . . . . . . . . . . .     23
Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . .     24
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Holding Over by Tenant . . . . . . . . . . . . . . . . . . . . . . .     26
Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     27
Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
Floor Load, Noise and Vibrations . . . . . . . . . . . . . . . . . .     29
Compliance Withy Laws and Regulations. . . . . . . . . . . . . . . .     30
Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Landlord's Right to Remedy Default . . . . . . . . . . . . . . . . .     32
Limitation on Tenant's Right to Terminate. . . . . . . . . . . . . .     33
Limitation on Tenant's Recovery of Damages . . . . . . . . . . . . .     34
Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . .     35
Landlord's Right to Relocate Tenant. . . . . . . . . . . . . . . . .     36
Liability Insurance Policy . . . . . . . . . . . . . . . . . . . . .     37
Brokerage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
Miscellaneous Taxes. . . . . . . . . . . . . . . . . . . . . . . . .     39
Condition of Premises. . . . . . . . . . . . . . . . . . . . . . . .     40
Tenant Defined; Pronouns. . . . . . . . . . . . . . . . . . . . . . .     41
No Representations by Landlord . . . . . . . . . . . . . . . . . . .     42
Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . .     43
Additional Terms . . . . . . . . . . . . . . . . . . . . . . . . . .     44
Governing Law; Amendments . . . . . . . . . . . . . . . . . . . . . .     45
Memorandum of Lease. . . . . . . . . . . . . . . . . . . . . . . . .     46
Accord and Satisfaction. . . . . . . . . . . . . . . . . . . . . . .     47
Parties Bound. . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
Parking. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
Signature Block. . . . . . . . . . . . . . . . . . . . . . . . .    Page 17
Landlord's Acknowledgment. . . . . . . . . . . . . . . . . . . .    Page 18
Corporate Tenant Acknowledgment. . . . . . . . . . . . . . . . .    Page 18
Demised Premises Floor Plan. . . . . . . . . . . . . . . . . . .  Exhibit A
Standard Work Letter . . . . . . . . . . . . . . . . . . . . . .  Exhibit B
Base Rent Schedule: Use Limitations. . . . . . . . . . . . . . .  Exhibit C
Rules and Regulations. . . . . . . . . . . . . . . . . . . . . .  Exhibit D

                                   LIBERTY BUILDING

                                   LEASE AGREEMENT

    This Lease Agreement (the "Lease") is executed at Columbus, Ohio to be effective the ____ day of OCTOBER, 1995 by and between TOW LTD., an Ohio limited liability company (the "Landlord"), and CLAREMONT TECHNOLOGY GROUP, INC. an Oregon corporation (the "Tenant"), who hereby agree as follows:

    1. DEMISED PREMISES

    Subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant approximately FOURTEEN THOUSAND FIVE SEVENTEEN (14,517) square feet of rentable area (the "Demised Premises") located on the FIRST (1ST) floor of the building located at 111 Liberty Street, Columbus, Ohio (the "Building"). The Demised Premises are more particularly described in the Demised Premises Floor Plan attached hereto as Exhibit "A". The rentable area in the Demised Premises and the Building has been measured in accordance with American National Standard Z65.1-1980 published by B.O.M.A., a copy of which will be provided to Tenant upon request.

    All of the outside walls of the Demised Premises, any terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduits or ducts, the use thereof, as well as access thereto through the Demised Premises for purposes of operation, maintenance, decoration and repair, are expressly reserved to Landlord.

    2. LEASE TERM


    Subject to the provisions of the next sentence of this Section 2, the term of this Lease (the "Lease Term") shall be the period of FIVE (5) years, commencing on DECEMBER 1, 1995 (the "Commencement Date") and ending on NOVEMBER 30, 2000 (the "Expiration Date"), unless extended or sooner terminated as provided herein. If for any reason the Commencement Date is a day other than the first day of a calendar month, that partial month at the beginning of the Lease Term shall be added to the Lease Term and the number of years specified above shall be measured from the first day of the next succeeding calendar month. If the Demised Premises are not ready for occupancy (as defined hereinafter) on the Commencement Date, the Lease Term shall commence on the earlier of (i) the date when the Demised Premises are ready for occupancy or
(ii) the date on which Tenant takes possession of the Demised Premises, and the Expiration Date shall be extended accordingly. The Demised Premises shall be deemed "ready for occupancy" under the terms of this Lease when any work required to be performed on the Demised Premises by Landlord has been substantially completed with the exception of minor items which will not unreasonably interfere with Tenant's use of the Demised Premises for the purposes intended. All work to be performed by Landlord in and about the Demised Premises is described in the attached Exhibit "B".

    Upon demand by either party, the other party shall join in the execution of a certificate in recordable form evidencing the Commencement Date and the Expiration Date of the Lease Term. In the event of Landlord's inability to deliver possession of the Demised Premises ready for occupancy to Tenant on or before the intended Commencement Date, Landlord shall not be liable for any damages caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, no rent shall be payable by Tenant to Landlord until the date the Lease Term commences, Under no circumstances shall Landlord be liable to Tenant in damages for any delay in commencing or completing its construction of the Demised Premises or any other work performed by Landlord.

    3. RENT

    (A) BASE RENT. Tenant shall pay to Landlord, as annual Base Rent for the Demised Premises, those sums that are specified in the attached Exhibit "C". Such Base Rent shall be payable in monthly installments, without any setoff or counter-claim whatsoever, on the first day of each calendar month in advance. The amount of each such monthly installment is also specified in Exhibit "C", except that if the Lease Term includes a partial calendar month at the beginning thereof, Base Rent for that partial month shall be prorated at the rate that the Base Rent is payable for the first full calendar month thereafter, and shall be payable on the Commencement Date. For purposes of this Lease, a "Lease Year" shall be the twelve (12) month period that begins on the

Commencement Date if that date is also the first day of a calendar month or on the first day of the next succeeding calendar month if it is not, and ends at midnight on the day prior to the annual anniversary of that date.

    OPERATING EXPENSE RENT. As used in this Lease, the term "Operating Year" means a twelve (12) month period beginning on January 1 and ending on December 31 of the same calendar year. If for any Operating Year which falls in whole or in part within the Lease Term (including renewal periods, if any) the Operating Expense (as defined hereinafter) per square foot of rentable area of the Building exceeds $ 0.00 per square foot of rentable area therein, Tenant shall pay additional rent for that Operating Year or for that part of the Operating Year falling within the Lease Term. Operating Expense per square foot of rentable area of the Building shall be determined by dividing the Operating Expense of the Building by the total rentable area of the Building. The excess of Operating Expense per square foot of rentable area over $0.00 shall be defined as the Operating Expense Differential. The additional rent payable annually by Tenant under this Section 3(B) shall be the Operating Expense Differential for that Operating Year times the number of square feet of rentable area in the Demised Premises as set forth in Section 1 of this Lease. Such additional rent for any Operating Year which does not fall entirely within the Lease Term shall be the amount of additional rent computed for that entire Operating Year multiplied by a fraction, the numerator of which is the number of days in that Operating Year which fall within the Lease Term and the denominator of which is three hundred sixty-five (365).

    At the commencement of the Lease Term at or prior to the commencement of any Operating Year during the Lease Term, Landlord may deliver to Tenant a written estimate of the estimated Operating Expense Differential that Landlord expects to accrue during the Operating Year in which the Lease Term commences or the next succeeding Operating Year, as the case may be and the additional rent that Tenant is expected to owe to Landlord as a result of that estimated Operating Expense Differential (which estimated additional rent is referred to hereinafter as "Tenant's Estimated Operating Expense Rent"). Landlord may also give Tenant written notice at any time during an Operating Year of any increases or decreases in Tenant's Estimated Operating Expense Rent for that Operating Year that Landlord reasonably determines to be appropriate. Each monthly installment of Operating Expense Rent due from Tenant to Landlord may be adjusted by Landlord from time to time. If Landlord fails to give Tenant written notice of Tenant's Estimated Operating Expense Rent for any particular Operating Year prior to the commencement of that Operating Year, Tenant's monthly installments of Operating Expense Rent for that Operating Year shall be increased by one-twelfth (1/12) of Tenant's Estimated Operating Expense Rent for the preceding Operating Year until Landlord gives Tenant written notice of any increases or decreases thereto.

    A statement showing in detail the actual Operating Expense of the Building for each Operating Year and Tenant's proportionate share of that Operating Expense (hereinafter referred to as the "Statement of Actual Adjustment") shall be delivered by Landlord to Tenant within a reasonable period of time after the end of any Operating Year in which Estimated Operating Expense Rent was paid by Tenant or due to Landlord under the provisions hereof. Within thirty (30) days after the delivery by Landlord to Tenant of each Statement of Actual Adjustment, Tenant shall pay to Landlord or Landlord shall credit to Tenant, as appropriate, the amount by which Tenant's proportionate share of the Operating Expense of the Building for that Operating Year was more or less than the Estimated Operating Expense Rent paid by Tenant to Landlord during that Operating Year.

    In the event of clerical errors or the discovery of new facts by Landlord or Landlord's accountants that cause the Statement of Actual Adjustment for any particular Operating Year to increase or decrease, upon written notice from Landlord to Tenant of the new, revised Statement of Actual Adjustment for that Operating Year, any deficiency or overpayment by Tenant in the payment of Tenant's proportionate share of the Operating Expense of the Building for that Operating Year shall be paid by Tenant to Landlord within thirty (30) days thereafter or taken as a credit by Tenant against the next installment of rent due under this Lease.

    If Tenant shall, within thirty (30) days after receipt thereof, question in writing any such Statement of Actual Adjustment, the parties shall attempt to resolve that question amicably. If any such question is not amicably resolved by Landlord and Tenant within thirty (30) days after Landlord receives written notice of the question from Tenant, Landlord shall, during the sixty (60) days next following the expiration of that thirty (30) day resolution period, employ an independent certified public accountant to audit the disputed Statement of Actual Adjustment and the Operating Expense of the Building for that particular Operating Year. The determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant. The amounts of individual items constituting the Operating Expense shall be confidential, and while Landlord shall keep and make available to such accountant all relevant records in reasonable detail, and shall permit such accountant to examine and audit any of Landlord's records as may reasonably be required to verify the Statement of Actual Adjustment at reasonable times during business hours, Landlord shall not be required to (and the accountant shall not be permitted to) disclose to any person or entity any details (it being the intent of the parties that such accountant shall merely certify to Landlord and Tenant the correct Statement of Actual Adjustment). Any change in the Statement of Actual Adjustment required by such accountant's determination shall be made within thirty (30) days after such determination has been rendered. The expenses involved in such determination shall be borne by Landlord, unless the results of the audit disclose that Landlord's Statement of Actual Adjustment was substantially correct, in which case Tenant shall reimburse Landlord for one-half (1/2) of the reasonable costs of the audit, which reimbursement shall be due and payable upon demand by Landlord and shall be deemed to be additional rent due under this Lease. If Tenant does not question any Statement of Actual Adjustment within thirty (30) days after receiving the same, Tenant shall be deemed to have approved and accepted that Statement of Actual Adjustment.

    The term "Operating Expense" as used in this Lease means all costs and expenses of operating, maintaining and repairing the Building, as such costs and expenses would be incurred by a reasonable and prudent operator of a first class office building in downtown Columbus, Ohio, and shall include without limitation the following costs and expenses of Landlord with respect to the Building, all as determined on an accrual basis: all real property taxes and assessments, general or special, ordinary or extraordinary, payroll taxes, federal and state unemployment taxes and social security taxes; all insurance premiums, including without limitation premiums for water damage, fire and extended coverage, liability, workers' compensation, health, accident and group insurance; water and sewer charges; license, permit and inspection fees; wages and salaries of operating personnel including welfare, retirement, vacation pay and other compensation and fringe benefits; commercially reasonable management fees; auditor's fees; legal fees for services that are of general benefit to the Building or its tenants; the cost of all materials and supplies, including without limitation charges for telephones, telecopiers, postage, stationery supplies and other materials and services, required for the routine operation of the Building; the cost of all repairs to and routine maintenance of the Building, including without limitation the cost of materials, supplies, tools and equipment used in connection therewith; all costs incurred in the operation, inspection and servicing of the Building, including without limitation costs paid pursuant to contracts for outside maintenance, janitorial service and security personnel, the cost of electrical, plumbing, heating, air conditioning and mechanical equipment, and the cost of materials, supplies (including lamps, bulbs, starters and ballasts used in the suites of tenants of the Building), tools and equipment used in connection therewith; the cost of all services (including electricity, gas, sewer, water and other utilities) used in the operation and maintenance of the Building; and all other costs and expenses that are necessary or desirable to be incurred in connection with operating and maintaining the Building in a first class manner and condition; provided, however, that Operating Expense shall not include the cost of utilities and other services to the extent that such services are sold to and separately paid for by any tenant in the Building, any costs and expenses that are reimbursed by insurance proceeds (to the extent of such reimbursement), and costs incurred by Landlord for leasing commissions, tenant alterations, depreciation and capital improvements to the Building, except that Operating Expense shall include the annual amortization over its anticipated useful life of the cost of any capital improvements (including any interest and other financing charges thereon) falling within any of the following categories: (i) a labor-saving or energy-saving device or improvement which eliminates any other component of Operating Expense or which reduces any such Operating Expense from the costs that would have been incurred had such device or improvement not been installed; (ii) an installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of this Lease and is generally applicable to similar office buildings; or (iii) an installation or improvement which directly enhances the safety or welfare of tenants in the Building generally.

    The phrase "real property taxes and assessments" as used in this Lease means all taxes, including state equalization factors, if any, and assessments, special or otherwise, exclusive of penalties or discounts, levied upon or with respect to the Building and the land on which it is situated, imposed by any federal, state or local governmental agency, including any use, occupancy, excise or other similar taxes. Real property taxes and assessments shall include the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the items contested. Real property taxes and assessments shall not, however, include income, franchise, capital stock, estate or inheritance taxes. For purposes of this Lease, real property taxes and assessments for any particular Operating Year shall be those taxes the last timely payment date for which occurs during that Operating Year. In the case of special taxes or assessments payable in installments, only the amount of each installment the last timely payment day for which occurs in any particular Operating Year shall be included in the Operating Expense for that Operating Year. Landlord has retained the sole right to institute or participate in any proceedings to establish or contest the amount of any real property taxes or assessments.

    Under no circumstances shall a decrease in the Operating Expense of the Building result in a reduction of the monthly installment of rent paid by Tenant hereunder to an amount that is less than the monthly installment of Base Rent specified in Exhibit "C". All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be additional rent and, in the event of non-payment thereof, Landlord shall have all rights and remedies provided herein in the event of the non-payment of any Base Rent or other rent hereunder.

    (C) LATE CHARGE. If any installment of Base Rent or additional rent or other moneys that Tenant is obligated to pay to Landlord under this Lease is not paid within the applicable period specified in Section 21 of this Lease, such unpaid installment shall bear interest at the rate of one and one-half percent (1 .5%) per month from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder that is due and payable with the next monthly installment of Base Rent.

    (D) PLACE OF PAYMENT. All payments of Base Rent, additional rent and any other moneys owing from Tenant to Landlord shall be made to Landlord's property manager, ROI Realty Services, Inc., at Suite 102, 505 South High Street, Columbus, Ohio 43215, or at such other place as may be designated by Landlord from time to time.

    4.   SECURITY DEPOSIT

    As security for the performance and observance by Tenant of all of its duties, obligations, covenants and conditions under this Lease, Tenant has deposited with Landlord the sum of FOURTEEN THOUSAND ONE HUNDRED TWENTY-NINE
AND EIGHTY-EIGHT CENTS ($14,129.88) (the "Security Deposit"), which sum shall be held by Landlord as a security deposit during the Lease Term. If Tenant performs and observes all of the duties, obligations, covenants and conditions that are required to be performed and observed by it under this Lease, Landlord shall return the Security Deposit, or the balance thereof then held by Landlord, without interest to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Demised Premises to Landlord, whichever is later. In the event of a default by Tenant in the payment of any rent or the performance or observance of any of its other duties, obligations, covenants or conditions under this Lease, Landlord may, at its option and without further notice or demand to Tenant, apply all or any part of the Security Deposit to the payment of such rent or to the curing of any such other default. In that event, Tenant shall upon request promptly deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Lease Term the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit in a separate account, but may commingle it with Landlord's other funds. In the event of a sale or lease of the land and Building of which the Demised Premises are a part, Landlord shall have the right to transfer the Security Deposit to its purchaser or lessee and Landlord shall thereupon be automatically released by Tenant from all responsibility for the return of such deposit, and Tenant agrees to look solely to the new purchaser or lessee for the return of such deposit. In the event of an assignment of its rights under this Lease by Tenant, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of the Security Deposit to the assignor.

    5.   HEATING, VENTILATING AND AIR CONDITIONING

    Landlord agrees to furnish heating, ventilating and air conditioning to provide a temperature and humidity condition required in Landlord's judgement for comfortable occupancy of the Demised Premises under normal business operations from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:30 p.m. on Saturdays, with Sundays and holidays excepted. Whenever heat generating machines or equipment are used in the Demised Premises which affect the temperature or humidity otherwise maintained by the air conditioning system, Landlord reserves the right, at its option, either to require Tenant to discontinue use of such heat generating machines or equipment or to install supplemental air conditioning equipment in the Demised Premises. The cost of such installation shall be paid by Tenant to Landlord promptly on being billed therefor, and the cost of operating and maintaining such supplemental equipment shall be paid by Tenant to Landlord on the monthly rent payment dates at such rates as may be agreed upon, but in no event at a rate less than Landlord's actual cost of that operation and maintenance.

    Landlord shall install utility meters that may be necessary or desirable to measure the cost of providing such heating, ventilating and air conditioning services, and Tenant shall pay the actual cost of all utilities measured by those meters. All other costs and expenses shall constitute additional rent due under this Lease and shall, as appropriate, be paid to Landlord within ten
(10) days after Tenant receives a bill or other demand therefor.

    6.   ELECTRICITY AND NATURAL GAS

    Landlord agrees to provide natural gas and electrical service in the Building, and the necessary utility meters to measure Tenant's use of natural gas and electricity. Tenant shall obtain all such service used in the Demised Premises directly from the utility providing such service. Tenant shall not install or connect any computers, large business machines, X-rays or other heavy electrical equipment of any type to the electrical distribution system of the Building without obtaining the prior written consent of Landlord.

    7.   JANITORIAL SERVICE

    Landlord agrees to provide janitorial service five (5) evenings per week in and about the Demised Premises, Saturdays and Sundays and holidays excepted. Tenant shall not provide any additional janitorial service without Landlord's prior written consent, in which event such janitorial service shall be subject to Landlord's supervision but at Tenant's sole cost and responsibility. If Tenant should request Landlord to provide janitorial service to the Demised Premises at times other than those specified above, Landlord shall make a reasonable effort to provide such service and shall bill Tenant directly for the cost thereof at such rates as have been reasonably established by Landlord.
Such charges shall constitute additional rent due under this Lease and shall be due and payable within ten (10) days after Tenant receives a bill therefor.

    8.   REPAIRS

    Landlord agrees to make all usual and customary repairs to the Demised Premises, excluding repairs to any special coverings of walls, partitions, floors or ceilings installed by or at the request of Tenant, and to repair and maintain the common areas of the Building. All such repairs and maintenance shall be at the cost and expense of Landlord (and shall be included as part of the Operating Expense of the Building when appropriate under Section 3 of this Lease), except the cost of any repairs that are occasioned by the negligence or willful misconduct of Tenant or its agents, employees, customers, licensees or invitees, which cost shall be borne by and billed directly to Tenant, shall constitute additional rent due under this Lease, and shall be due and payable within ten (10) days after Tenant's receipt of each such bill.



    9.   WATER

    Landlord agrees to provide water from City of Columbus mains for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord. The water used by Tenant shall be separately metered through a metering device installed by Landlord, and Tenant shall pay the City of Columbus for such water services.

    10.  INTERRUPTION OF SERVICES

    Landlord does not warrant that any of the services mentioned above will be free from interruptions caused by war, insurrection, civil commotion, riots, acts of God or the enemy, government action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of Landlord to obtain fuel or supplies, or any other causes beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from the performance of any of Tenant's obligations under this Lease. Although Landlord intends to operate a first class office building, the quality and adequacy of all services furnished shall be determined by Landlord. Landlord shall not be liable for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of any such service is changed or made unavailable to Tenant, or is unsuitable for Tenant's requirements by reason of the requirements or actions of the public utility company supplying such service to the Building, or for any other reason not attributable to Landlord.

    11.  OPERATION OF BUILDING; RIGHTS RESERVED TO LANDLORD

    Landlord reserves the right to do any and all of the following:

    (A) To change the name of the Building without notice or liability to Tenant;

    (B) To install and maintain a sign or signs on the exterior of the Building;

    (C) To designate all sources that furnish vending equipment, painting services within office suites in the Building, sign painting and lettering, ice, drinking water, towels and toilet supplies, and other similar goods and services that are provided to, delivered to or consumed in or about the Demised Premises and the Building;

    (D) To decorate, remodel, repair, alter or otherwise prepare the Demised Premises for re-occupancy if during the last ninety (90) days of the Lease Term or any part thereof, Tenant vacates the Demised Premises;

    (E)  To have pass keys to the Demised Premises at all times;

    (F) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

    (G) To show the Demised Premises to others upon giving reasonable notice to Tenant;

and
    (H) To take any and all measures, including inspections, repairs, alterations, additions and improvements to the Demised Premises or to the Building, that may be necessary or desirable for the safety, protection or preservation of the Demised Premises or the Building or the interests of Landlord or other tenants herein.

    Landlord may enter the Demised Premises at all reasonable times under ordinary circumstances and at any time under emergency circumstances to exercise any or all of the foregoing rights without being deemed guilty of an eviction or a disturbance of Tenant's quiet enjoyment of the Demised Premises, and without being liable in any manner to Tenant. Landlord will use its best efforts to prevent any unnecessary inconvenience to Tenant or Tenant's business. This Section shall not limit the rights of Landlord under law in any manner and the foregoing shall not be deemed to be an exclusive list of the rights of Landlord under law or under this Lease.

    12.  OPERATION OF THE BUILDING; TENANT'S OBLIGATIONS

    Tenant agrees to do or perform all of the following:

    (A) To observe the rules and regulations annexed hereto as Exhibit "D" and such further rules and regulations as from time to time may be put in effect by Landlord for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building. Any failure by Landlord to enforce any rules and regulations against Tenant or any other tenant in the Building shall not constitute a waiver thereof.

    (B) To give Landlord, its agents and employees, its mortgagees and any other person or persons authorized by Landlord, access to the Demised Premises at all reasonable times, without charge or diminution of rent, to enable any such person or entity to examine the same and to make such repairs, additions and alterations as Landlord may deem advisable. Except as expressly provided otherwise in this Lease, there shall be no allowance to Tenant or diminution of rent and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building of the Demised Premises, or in or to any fixtures, appurtenances and equipment thereof.

    (C) To keep the Demised Premises in good order and condition, and to make all repairs thereto which are not Landlord's obligations pursuant to Section 9 of this Lease.

    (D) Not to overload, damage or deface the Demised Premises or the Building or do any act to or bring or keep anything in or about the Demised Premises or the Building that may make void or voidable any insurance on the Demised Premises or the Building, or which may cause an increase or extra premium to be payable for any insurance.

    (E) Not to install any curtains, drapes, blinds or other window treatments in the Demised Premises that are visible from the outside of the Building unless
(i) such curtains, drapes, blinds or other window treatments are in compliance with any specific guidelines therefor that may be promulgated by Landlord, or
(ii) Tenant obtains Landlord's prior written approval of the same.

    (F) Not to make any alteration of or addition to the Demised Premises without the prior written approval of Landlord.

    Tenant's obligations under this Section 13 to do or not to do a specified act shall extend to and include Tenant's obligation to see to it that Tenant's agents, employees, customers, licensees and invitees also shall do or shall not do any such acts, as the case may be.

    13.  SIGNS AND ADVERTISEMENTS

    Tenant shall not place any signs, advertisements or notices on the outside or inside walls, windows, doors or roof of the Building or the Demised Premises except as approved in writing by Landlord with respect to the lettering, size, color, style, location and text of each sign, advertisement or notice.

    14.  MECHANICS' LIENS

    Tenant shall keep the Demised Premises, the Building, every part thereof and every estate therein, including the leasehold estate of Tenant, free and clear of any and all mechanics', materialmen's and other liens arising out of or in connection with any work or labor done, services performed or materials, appliances, machinery, supplies or fuel used or furnished for or in connection with any alteration, improvements, repairs or additions which Tenant may make or cause to be made in or about the Demised Premises, or in connection with the installation or removal of any improvements, furnishings and equipment as permitted hereunder. If any such lien is filed against the Building, the Demised Premises, any part thereof or any estate therein, Tenant shall cause it to be discharged of record within forty-five (45) days after the filing thereof, by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant fails to cause any such lien to be discharged within said period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying to the lienor the amount claimed to be due or by procuring the discharge of such lien by deposit or by statutory or non-statutory bonding proceedings, all at the option of Landlord. In such event Landlord shall be entitled, if it so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of any judgment rendered in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord together with all costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees, shall constitute additional rent payable by Tenant under this Lease, and shall be due and payable by Tenant to Landlord upon demand.



    15.  INDEMNIFICATION

    Tenant hereby agrees to indemnify Landlord against all liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and other expenses of litigation, incurred by Landlord as a result of (i) Tenant's failure to perform any duty or obligation or to observe any covenant or condition required to be performed or observed by Tenant under this Lease; (ii) any accident, injury or damage which may occur in or about the Demised Premises unless such accident, injury or damage has been solely caused by the gross negligence or intentional act of Landlord or its agents or employees; (iii) Tenant's failure to comply with any governmental authority; and (iv) any mechanics', materialmen's or other liens that Tenant causes or permits to attach to the Demised Premises, the Building, any part thereof or any estate therein, or any claims, suits or proceedings pertaining to any such lien.

    16. ASSIGNMENT AND SUBLETTING

    The Tenant shall not, sell, assign, mortgage, encumber or otherwise transfer its interest under this Lease, or sublet the Demised Premises or any part thereof, or allow any transfer hereof, or allow any lien to be created upon Tenant's interest under this Lease by operation of law or otherwise, without the prior written consent of Landlord. Any attempted or purported sale, assignment, mortgaging, encumbrance, transfer or subletting of the Demised Premises, this Lease or any interest of Tenant hereunder that is not in compliance with the provisions of this Section 17 shall be void and of no force or effect. Any such sale, assignment, mortgaging, encumbrance, transfer or subletting by Tenant with Landlord's consent shall not release or discharge Tenant from any duties, obligations or liability under this Lease, whether past, present or future, and Tenant shall continue to be fully liable hereunder. Any assignee or subtenant of Tenant shall comply with and be bound by all terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee.

    Landlord may sell, assign, transfer, mortgage, encumber, or otherwise dispose of the Building and/or its interest under this Lease at any time. In the event of such a sale, assignment or transfer, Landlord shall not be liable for any obligations of the lessor hereunder that accrue thereafter provided that the buyer, assignee or transferee assumes all of those obligations.

    17.  CASUALTY LOSS OR DAMAGE

    If the Demised Premises or the Building are damaged by fire or other casualty during the Lease Term, Tenant shall give immediate notice to Landlord, who shall thereupon cause the damage to be repaired with reasonable speed at the expense of Landlord, subject to delays beyond the reasonable control of Landlord, and to the extent that the Demised Premises are rendered untenantable, all rent due hereunder shall proportionately abate. If such damage to the Demised Premises or the Building cannot be repaired within one hundred eighty
(180) days after the date of such casualty, either Landlord or Tenant may terminate this Lease by giving the other written notice of such termination prior to the commencement of repairs by Landlord, all rent due hereunder shall be adjusted to the date of such damage, and Tenant shall thereupon promptly vacate the Demised Premises.

    In addition, if the casualty loss or damage occurs to the Demised Premises during the last Lease Year of the Lease Term, Landlord shall have the unilateral right to terminate this Lease by giving written notice of such termination to Tenant regardless of the period of time that it will take to repair the damage, in which event rent shall be abated and Tenant shall promptly vacate the Demised Premises as provided in the preceding sentence.

    18.  WAIVER OF CLAIMS AND SUBROGATION

    Tenant agrees that Landlord and its building manager and their respective partners, officers, agents and employees shall not be liable to Tenant for any damage to or loss of personal property located in or about the Demised Premises or the Building, or for injuries or death to persons unless such damage, loss, injury or death is the result of the gross negligence or willful misconduct of Landlord, its building manager or any such partner, officer, agent or employee.

    Landlord and Tenant hereby waive all causes of action and rights of recovery against each other and their respective partners, officers, agents and employees for any injury to or death of any person or loss or damage occurring to the Demised Premises, the Building, any improvements, fixtures, merchandise and other personal property located in or about the Building, or business or rent interruption, resulting from any perils covered by insurance, regardless of the cause or origin of such loss or damage (including without limitation the negligence of either party or their partners, officers, agents or employees), to the extent of any recovery on or under any policy or policies of insurance provided that said insurance will not be invalidated in whole or in part by reason hereof.

    19.  USE OF THE DEMISED PREMISES

    Subject to any additional rights or restrictions set forth in the attached Exhibit "C", Tenant shall use the Demised Premises only for general office purposes. Under no circumstances shall Tenant use or occupy the Demised Premises, or permit them to be used or occupied, or do or permit anything to be done in or about the Building:

    (A) That will in any way violate any certificate of occupancy affecting the Demised Premises or the Building;

    (B)  That may cause structural damage to the Building or any part thereof;

    (C) That will violate any present or future laws, ordinances or regulation of any governmental authority;

    (D) That involves the storage, preparation and/or sale of food products or beverages, whether at wholesale or retail, including without limitation the operation of a restaurant, delicatessen, food store, bar, cocktail lounge or carry-out;

    (E) That creates noise that may be heard outside the Demised Premises and which could reasonably be considered objectionable by Landlord or other tenants of the Building;

    (F) That will interfere with the reception or (if permitted by the attached Exhibit "C") transmission or television, radio, microwave or other signals to, from or in the Building; or

    (G)  That may constitute waste or a public or private nuisance

    20.  EVENTS OF DEFAULT BY TENANT

    The occurrence of any of the following shall constitute an "Event of Default" by Tenant under this Lease:

    (A) Delinquency in the payment of any installment of Base Rent, additional rent or other money owed by Tenant under this Lease for a period of five (5) days after the same becomes due and payable;

    (B) Tenant's failure to perform or observe any other duty, obligation, covenant or condition imposed upon Tenant by this Lease within twenty (20) days after Landlord gives Tenant written notice of such failure;

    (C) Vacation or desertion of the Demised Premises by Tenant for a period of more than fifteen (15) days;

    (D) The commencement of any involuntary bankruptcy proceeding against Tenant that is not dismissed within thirty (30) days after the date of commencement, or the commencement of any other proceedings under any bankruptcy act by or against Tenant, or an assignment by Tenant for the benefit of its creditors, or the appointment of a receiver with authority to take possession or control of the Demised Premises or the business conducted thereon by Tenant or Tenant's leasehold estate hereunder, which receiver is not discharged within a period of thirty (30) days after his appointment, or the involuntary assignment, transfer or sale of this Lease or the leasehold estate of Tenant hereunder by operation of law in any manner whatsoever, except through statutory merger or consolidation or devise or intestate succession.

    21.  LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

    If Tenant commits an Event of Default as described in Section 21 hereof, Landlord may, at its option, without further notice and with process of law, re-enter and take possession of the Demised Premises and remove Tenant's signs, equipment, furnishings and other personal property therefrom, and place said property in storage at Tenant's expense. If Tenant fails to reclaim said property and to pay all expenses incurred in its removal and storage within a period of twenty (20) days after its removal, Landlord may, in its sole discretion, either continue to store said property at Tenant's expense or sell said property at Public or private sale, with notice, and to apply the net proceeds thereof (after the payment of all costs and expenses incurred in such removal, storage and sale) to any Base Rent, additional rent or other indebtedness owed by Tenant to Landlord. Further, Landlord may make any changes, repairs, alterations, and additions in or to the Demised Premises which may be necessary and may (but shall not be obligated to) re-let the Demised Premises or any part thereof on such terms and conditions as Landlord deems proper. Tenant Hereby expressly agrees that in the event that Landlord attempts such a reletting, Landlord shall not be obligated to give preferential treatment to the leasing of the Demised Premises over the leasing of any other space in the Building, or in any other building that Landlord manages or in which Landlord owns an interest.

    Upon each such re-letting (i) Tenant shall pay to Landlord, in addition to any indebtedness other than rent due hereunder, the expenses of such re-letting and of such changes, repairs, alterations and additions incurred by Landlord, and the amount, if any, by which the Base Rent and additional rent required under this Lease for the period of such re-letting (up to but not beyond the end of the Lease Term) exceeds the amount actually paid as rent for the Demised Premises for such period of such re-letting; or (ii) at the option of Landlord, rents received by Landlord from such re-letting shall be applied first to the payment of any indebtedness owed by Tenant to Landlord under this Lease other than Base Rent and additional rent due hereunder, and second to the payment of any expenses of such re-letting and of such changes, repairs, alterations and additions, and third to the payment of any Base Rent and additional rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent and other obligations of Tenant to Landlord as the same become due and payable hereunder. If the proceeds generated by such re-letting are not sufficient to pay all such indebtedness, expenses and rent, Tenant shall pay any such deficiency to Landlord promptly upon demand. No such reentry or taking of possession of the Demised Premises by Landlord shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any previous uncured Event of Default. Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedy that it may have at law or in equity, Landlord may recover from Tenant all damages incurred by reason of such Event of Default which amounts shall be immediately due and payable from Tenant to Landlord.

    22. LANDLORD'S RIGHTS UPON TERMINATION OR ABANDONMENT

    In addition to the rights and remedies specified in Section 22 hereof, upon the termination of this Lease in any manner or for any reason whatsoever (including the expiration of the Lease Term), or upon the vacation or abandonment of the Demised Premises by Tenant prior to the end of the Lease Term, Tenant shall remove Tenant's signs, equipment, furnishings and other personal property therefrom (including all such property owned by persons claiming rights of use or occupancy under or through Tenant ), and vacate and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as the same are now or may hereafter be improved by Landlord or Tenant, reasonable use and wear thereof, taking under the power of eminent domain, and repairs that are Landlord's responsibility excepted. In the event of such termination or abandonment, Tenant hereby grants Landlord full and free license to enter into and upon the Demised Premises with process of law to expel or remove Tenant and any others who may be using or occupying the Demised Premises and to remove any and all such property therefrom, using such force as allowed by law, without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, and without relinquishing any right or remedy given to Landlord under this Lease or by operation of law. Any such property that is not removed by Tenant at the termination of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's committing an Event of Default hereunder) may be disposed of by Landlord in the manner described in Section 22 hereof. All alterations, additions and improvements made to or installed in the Demised Premises by Landlord at Landlord's expense shall remain Landlord's property, and Tenant shall not remove any such property at any time without the prior consent of Landlord.

    23.  COSTS OF ENFORCEMENT

    In addition to any other rights and remedies granted to Landlord by this Lease, Tenant shall, as a further obligation of Tenant under this Lease and to the extent permitted by applicable law, pay to Landlord upon demand all costs, charges and expenses, including without limitation the reasonable fees of counsel, agents and others, incurred by Landlord in enforcing any of Tenant's obligations under this Lease or in taking part in any litigation, negotiations or transactions in which Tenant causes Landlord, through no fault of Landlord, to become involved or concerned, plus interest at the rate specified in Section 3-C- hereof, which amount shall be deemed to be additional rent under this Lease that is due and payable by Landlord to Tenant upon demand.

    24.  REMEDIES CUMULATIVE

    All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other right of remedy allowed by law.

    25.  NOTICES

    All bills, statements, requests for attornment and estoppel certificates, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally, or sent by registered or certified mail addressed to Tenant at the Demised Premises, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, or three (3) days after deposited in the mail as provided herein. Any notice by Tenant to Landlord must be in writing and delivered personally to the Property Manager of the Building or served by registered or certified mail addressed to Landlord at 505 South High Street, Columbus, Ohio 43215, or if Landlord changes such address by subsequently giving written notice thereof to Tenant, at the latest address that is so furnished.

    26.  HOLDING OVER BY TENANT

    Should Tenant continue to occupy the Demised Premises or any part thereof after the expiration of the Lease Term without the express consent of Landlord, such holdover tenancy shall be from month to month and in no event from year to year or for any longer period. Unless otherwise agreed to in writing by Landlord and Tenant, the monthly Base Rent payable by Tenant to Landlord during such a holdover tenancy shall be at twice the monthly rate in effect immediately prior to the expiration of the Lease Term, lasting for as long as Tenant remains in possession, and Tenant shall continue to be subject to all other provisions, covenants and conditions of this Lease except those that are inconsistent with this Section 27. In addition, Tenant shall pay Landlord for all damages, incidental, consequential and direct, sustained by Landlord by reason of Tenant's retention of possession. The provisions of this Section do not impair or exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder. No such holding over shall constitute or be deemed to be a renewal or extension of the Lease Term.

    27.  ATTORNMENT

    This Lease and all rights of Tenant hereunder are subject and subordinate to any and all mortgages, blanket or otherwise, that presently or may hereafter affect the Building or any other real property of which the Demised Premises are a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. It is the intention of the parties that this provision shall be self-operative and that no further instrument shall be required to effectuate such subordination of this Lease. Tenant shall, however, at any time upon demand, execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be reasonably necessary or proper to subordinate this Lease and all rights of Tenant hereunder to any such mortgages or to confirm or evidence said subordination. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn to the purchaser and to recognize such purchaser as the lessor under this Lease. Tenant further agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder of such mortgage or of such purchaser, any instrument which, in the sole judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby appoints Landlord and the holder of such mortgage, or either of them, the Attorney-in-Fact, irrevocably, of Tenant to execute and deliver for and on behalf of Tenant any such instrument.

    Notwithstanding the foregoing, Landlord and Tenant further agree that if the holder of any such mortgage so requests, this Lease shall remain or be made superior to the lien of said mortgage, and that they will execute such documents as may be reasonably required by such mortgages to effectuate the superiority of this Lease to said mortgage.

    28.  CONDEMNATION

    If the whole or substantially the whole of the Building or any part of the Demised Premises shall be lawfully and permanently condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of the taking of possession for such use or purpose. If less than the whole or substantially the whole of the Building shall be so condemned or taken, then Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date or the taking of possession for such use or purpose by notifying Tenant in writing of such termination. Upon any such taking or condemnation under circumstances where this Lease continues in effect, Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the remaining part of the Building to substantially its former condition to the extent feasible. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award for the value of the unexpired Lease Term, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation except to the extent expressly provided in the next two succeeding sentences. If the temporary use or occupancy of all or any part of the Demised premises shall be condemned or taken for any public or quasi-public use during the Lease Term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to pay in full all Base Rent, additional rent and other moneys payable by Tenant to Landlord under this Lease, and Tenant shall have the right to claim, prove and receive so much of the award for such taking as constitutes compensation for use and occupancy of the Demised Premises up to and including the date of the expiration of the Lease Term or the date of termination of the temporary taking. In addition, in any proceedings relating to the condemnation or taking of any part of the Demised Premises or the Building that result in the termination of this Lease, Tenant shall be entitled, at Tenant's expense, to claim, prove and receive directly from the condemning authority, but not from Landlord, any proceeds that may be specifically allocated to compensate Tenant for its moving expenses and the loss of use of the Demised Premises for the remainder of the Lease Term.

    29.  FLOOR LOAD, NOISE AND VIBRATIONS

    Tenant shall not place a load upon any floor of the Demised Premises that exceeds the load per square foot that such floor was designed to carry and which is allowed by law. Landlord hereby certifies that such floors will carry sixty-five (65) pounds per square foot live load which includes allowance for partition load. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Demised Premises so as properly to distribute the weight thereof.

    Business machines and mechanical equipment belonging to Tenant that cause vibration, noise, electromagnetism or other similar phenomena to be transmitted to the structure Of the Building or any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration, and Tenant shall take such corrective measures as are necessary to eliminate electro-magnetism and other phenomena which are disruptive of the conduct of business by Landlord or other tenants of the Building.

    30.  COMPLIANCE WITH LAWS AND REGULATIONS

    Tenant shall, at its own expense, comply with all laws, orders, ordinances and regulations of Federal, state, county and municipal authorities and with any direction made pursuant to law by any public officer or officers which shall, with respect to the use of the Demised Premises or any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's use of the Demised Premises, or from conditions that have been created by or at the instance of Tenant or have been created by a breach of any of Tenant's covenants or agreements under this Lease. Tenant shall further, at its own expense comply with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state of other similar body having jurisdiction.

    31.  QUIET ENJOYMENT

    Landlord covenants that upon Tenant's paying before delinquency each installment of Base Rent, additional rent and other moneys owed by Tenant under this Lease and observing and performing in a timely manner all other terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease.

    32.  LANDLORD'S RIGHT TO REMEDY DEFAULT

    If Tenant fails to perform any duty or obligation or to observe any covenant or condition that Tenant is required to perform or observe under this Lease, Landlord may, at its option, without being under any obligation to do so and without thereby waiving any rights that it may have as a result of such failure, remedy such failure for the account of and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case, if Tenant fails or refuses to cure such failure with reasonable dispatch after Landlord shall have notified Tenant in writing of the same. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including without limitation attorney's fees in instituting, prosecuting or defending any action or proceeding, such money paid or obligations incurred shall thereafter bear interest at the rate specified in
Section 3-C- hereof, shall constitute additional rent payable by Tenant to Landlord hereunder, and shall be due and payable upon demand.

    33.  LIMITATION ON TENANT'S RIGHT TO TERMINATE

    In the event of any act or omission by Landlord that would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) it has given written notice of such act or omission to Landlord and (ii) a reasonable period of time shall have elapsed following Landlord's receipt of such notice during which Landlord shall have failed to commence to remedy or cure the act or omission, or to prosecute such remedy or cure with reasonable diligence.

    34. LIMITATION ON TENANT'S RECOVERY OF DAMAGES

    Notwithstanding any other provision of this Lease to the contrary, if Tenant seeks to recover from Landlord any costs, expenses, judgments or other damages that arise under or relate in any manner to this Lease or to Tenant's use or occupancy of the Demised Premises or the Building, Tenant hereby agrees that in the collection of such costs, expenses, judgments and other darnages it shall be limited to levying upon and recovering from only the interests of Landlord in the Demised Premises, the Building and the land upon which they are situated. Tenant shall not seek to levy upon or recover from, and hereby releases any claims against, any other assets of

Landlord, any individual partner of Landlord, whether general or limited, and any of the assets of such partners.

    35.  ESTOPPEL CERTIFICATE

    Tenant agrees that when Tenant takes possession of the Demised Premises and at any other time, and from time to time, upon not less than fifteen (15) days prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing, which statement may be relied upon by any prospective purchaser or lessee of the Building and the land upon which it is situated, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgage encumbering that property or any part thereof. Tenant also agrees to execute and deliver from time to time such other estoppel certificates as an institutional lender may reasonably require with respect to this Lease.

    36.  LANDLORD'S RIGHT TO RELOCATE TENANT

    Landlord shall have the right, at its option, upon at least sixty (60) days prior written notice to Tenant, to relocate Tenant and to substitute for the Demised Premises other space in the Building containing at least as much rentable area as the Demised Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Demised Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including without limitation the costs of moving, telephone relocation, and reasonable quantities of new stationery (if necessary to identify Tenant's new suite).
Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Demised Premises and any other matters pertinent thereto.

    37.  LIABILITY INSURANCE POLICY

    Tenant shall carry at its own expense, throughout the Lease Term, public liability insurance covering the Demised Premises and Tenant's use of the Demised Premises, together with contractual liability endorsements covering Tenant's obligations under Section 16 of this Lease, in companies and in a form reasonably satisfactory to Landlord, with minimum coverages of $1,000,000 on account of bodily injuries and/or death of one person, $1,000,000 on account of bodily injuries and/or death of more than one person as a result of any one accident or disaster, and $250,000 for property damage, and shall deposit said policy or policies or certificates thereof with Landlord prior to the date of any use or occupancy of the Demised Premises by Tenant. Each such policy shall be endorsed in a manner that is reasonably acceptable to Landlord to verify that the policy insures both Tenant and Landlord, as their interests may appear. Should Tenant fail to carry such public liability insurance, properly endorsed, at any time during the Lease Term, Landlord may at its option (but shall not be required to) cause such public liability insurance to be issued, in which event Tenant shall pay all premiums and other costs thereof upon demand, which sums shall also be deemed to be additional rent due under this Lease. Each such liability insurance policy shall also be endorsed to the effect that the insurer agrees to notify Landlord in writing not less than thirty (30) days in advance of modification or termination thereof.



    38.  BROKERAGE

    In connection with this leasing transaction, Landlord hereby warrants and represents that it has been represented only by ROI Realty Services, Inc., and Tenant hereby warrants and represents that it has been represented only by __________. Unless otherwise agreed in writing, each party shall be responsible for paying all fees and commissions of the broker[s] or agent[s] named above that have represented that party. Landlord and Tenant further warrant and represent to each other that they have not dealt with any other broker or agent in connection with this leasing transaction agree agent in connection with this leasing transaction and that no other broker, agent or other person brought about this leasing transaction. Landlord and Tenant further agree to indemnify and hold each other harmless from and against any and all causes of action, claims, demands, costs and expenses (including reasonable attorneys' fees) arising from or accruing in connection with any fee, commission or other compensation sought, claimed or recovered by any such broker, agent or other person as a result of the act or omission of the indemnifying party.

    39.  MISCELLANEOUS TAXES

    Tenant shall pay prior to delinquency all taxes assessed against or levied upon its Occupancy of the Demised Premises, or upon the fixtures, furnishing, equipment and other personal property of Tenant located in the Demised Premises or the Building, if nonpayment thereof shall give rise to a lien on the real estate, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property. In the event that any or all of Tenant's fixtures, furnishings, equipment and other personal property, or Tenant's occupancy of the Demised Premises, shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant of a statement in writing setting forth in the amount of such taxes attributable to Tenant's fixtures, furnishings, equipment or personal property or Tenant's occupancy of the Demised Premises. Any such sums that are payable by Tenant to Landlord shall also be deemed to be additional rent due under this Lease.

    40.  CONDITION OF PREMISES

    Except as otherwise agreed in writing, Tenant's taking possession of the Demised Premises shall be deemed to be Tenant's acknowledgement and agreement that the Demised Premises were in good order and satisfactory condition when Tenant took possession, except as to latent defects. No promise of Landlord to alter, remodel, repair or improve the Demised Premises or the Building and no representation respecting the condition of the Demised Premises or the Building has been made by Landlord to Tenant, other than as may be contained herein or in a separate agreement signed by Landlord and Tenant.

    41.  TENANT DEFINED; PRONOUNS

    The word "Tenant", wherever used in this Lease, shall be construed to mean Tenants in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as if fully expressed in each case. All pronouns used in this Lease shall be deemed to mean and include all other numbers and genders, as the context or their antecedents may require.


    42.  NO REPRESENTATIONS BY LANDLORD

    Neither Landlord nor any of its agents or employees have made any representations concerning the condition of the Demised Premises or the Building, plans for further leasing or development thereof, or any other matter relating to this Lease, which are not contained in this Lease.

    43.  SECTION HEADINGS

    The headings to the various sections of this Lease are entirely for purposes of convenience and reference, and shall not be considered when interpreting or construing this Lease or any part thereof.



    44.  ADDITIONAL TERMS

    Any additional terms and conditions of this Lease are set forth in the exhibits and riders that are attached hereto. All such exhibits and riders are hereby incorporated into and made a part of this Lease by this reference.

    45.  GOVERNING LAW; AMENDMENTS

    This Lease shall be governed by and construed in accordance with the laws of the State of Ohio. If any provision of this Lease is declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect. This Lease may not be amended or supplemented except by a writing that is signed by both Landlord and Tenant.

    46.  MEMORANDUM OF LEASE

    Landlord and Tenant mutually agree that this Lease shall not be recorded, but upon the written request of either one to the other, a Memorandum of this Lease in recordable form for filing and recording in the Office of the Recorder of Franklin County, Ohio, which Memorandum of Lease shall be in conformance with Ohio Revised Code s5301.251, shall be promptly executed, acknowledged and delivered by both Landlord and Tenant. Such Memorandum of Lease may then be recorded by either party pursuant to the provisions of Section 2 above.

    47.  ACCORD AND SATISFACTION

    No payment by Tenant or receipt and deposit by Landlord of any sum that is less than the Base Rent, additional rent or other money then owed by Tenant under this Lease shall be deemed to be anything other than a payment on account to be applied against the amount(s) first coming due, nor shall any statement or endorsement on any check or in any letter accompanying the payment cause the acceptance of that payment to be deemed to be an accord and satisfaction. Notwithstanding any such endorsement or statement, Landlord shall be entitled to receive and deposit any such check or payment without prejudice to Landlord's right to recover the balance due or to pursue any other right or remedy provided in this Lease. If Landlord receives any such payment from Tenant after serving any notice upon or commencing any suit or proceeding against Tenant, the receipt and deposit of that payment shall not operate to waive or nullify that notice, suite or proceeding if and to the extent that other sums continue to be owed by Tenant to Landlord.

    48.  PARTIES BOUND

    This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, personal representatives, successors and assigns (to the extent that assignment is permitted by this Lease).

    49.  PARKING

    Landlord shall provide unreserved surface parking for up to eighty (80) cars.. Such surface parking will be available during normal business hours at a rate of Forty Dollars ($40.00) per month for the first twelve (12) months. The Rate may increase at not more than ten percent (10%) annually.


    50.  LANDLORD PARTY

    Tenant acknowledges that its previous lease to the Demised Premises inadvertently listed Multicon Builders Inc, An Ohio Corporation, as Landlord, and by its execution hereof, Tenant will look to TOW LTD. as the proper Landlord party for this Lease.


                                     END OF PAGE

IN WITNESS WHEREOF, Landlord and Tenant have each executed this Lease or have caused it to be executed by a duly authorized partner, officer or agent, as appropriate, in multiple counterparts, each of which shall constitute an original of this Lease and all of which together shall constitute one and the same Lease, to be effective as of the day, month and year first above written.



                                                 LANDLORD:

Signed and acknowledged                By: TOW LTD.,
  in the presence of:                      an Ohio Limited Liability Company

/s/
- -----------------------                By /s/ Jeffrey W. Edwards
                                         ------------------------------------
/s/ Anita B. Collins                          Jeffrey W. Edwards
- -----------------------                       General Manager


                                                 TENANT:
                                            Claremont Technology Group, Inc.,
                                              an Oregon Corporation


                                       By /s/ Ross C. Kayuha
/s/                                      ------------------------------------
- -----------------------
                                       Title       Senior V.P.
/s/                                         ---------------------------------
- -----------------------

                              LANDLORD'S ACKNOWLEDGEMENT


State of Ohio      )
Franklin County     )ss:




    The foregoing instrument was acknowledged before me this 26 day of Oct, 1995 by Jeffrey W. Edwards, the General Manager of TOW LTD., an Ohio Limited Liability Company.
                                                 /s/ Anita B. Collins
                                                 --------------------
                                                 Notary Public


My commission expires:

                                                      ANITA B. COLLINS
                             [SEAL]              NOTARY PUBLIC, STATE OF OHIO
                                            MY COMMISSION EXPIRES SEPT. 6, 1996




                           CORPORATE-TENANT ACKNOWLEDGEMENT

State of Oregon
County of Franklin    )ss:




    The foregoing instrument was acknowledged before me this 26th day of October, 1995 by Ross C. Kayuha, its Sr. Vice President on behalf of CLAREMONT TECHNOLOGY GROUP, INC. an Oregon Corporation.



                                       /s/ Jennifer D. Lucas (Harris)
                                       ----------------------------------
                                       Notary Public
My commission expires:


    Jennifer D. Lucas (Harris)
    Notary Public, State of Ohio
    Commission Expires 10/30/95

                                     EXHIBIT "A"

                             DEMISED PREMISES FLOOR PLAN

                             14,517 RENTABLE SQUARE FEET




                            [ DRAWING OF THE FLOOR PLAN ]



                                      FLOOR PLAN

                                     EXHIBIT "B"


                                 STANDARD WORKLETTER

The following is a summary of the Standard Workletter for 101-111 Liberty Street. The Landlord agrees that, subject to delays due to causes beyond Landlord's control, it will, at its own expense not to exceed $328,328.00 equal to $22.62 per rentable square foot, do the following "Building Standard" work to prepare CLAREMONT TECHNOLOGY GROUP, INC.'S Demised Premises as proposed by Landlord.

BUILDING

    Single Story Masonry with plaster facade and accent panels on exterior. Windows to be insulated glass with aluminum frames, (color to be determined). Building Standard 1" miniblinds provided for exterior windows only.

HEATING, VENTILATING, AIR CONDITIONING

    Designed to comply with the Municipal Building Code Requirements. Large Computers and heat-producing equipment are not considered and any additional load and cost will have to be calculated based on information supplied by Tenant.

FIRE PROTECTION

    Supply and install Building Standard horns, sensors, pull stations and strokes as required by the Municipal Building Code Requirements.

TELEPHONE SYSTEM

    Pull wires with plaster rings shall be provided as required by Tenant plans. All computer and telephone cables to be installed by Tenant.

CEILINGS

    Supply and install Building Standard 2' x 4' white grid and mineral fiber acoustical tile lay-in ceiling with a 1' x 1' appearance throughout the Premises. Ceiling height 8' x 6'

ELECTRICAL LIGHT FIXTURES, SWITCHES AND RECEPTACLES

    Supply and install Building Standard 2' x 4' four tube fluorescent lighting fixtures as required by the suite plan.


    Supply and install Building Standard duplex wall mounted grounded type receptacles as required by the suite plan.

    Supply and install one dedicated outlet.

    Conduit for Tenant's telephone service will be extended to the Premises. A telephone equipment board will be installed within the Premises.

    Supply and install, in interior partitions, Building Standard flush wall mounted electrical switches as required by the suite plan.

    Note: No floor receptacles are included. All special equipment that requires special circuiting is not included.

    Standard electrical service to the Premises on Building Standard lighting and power loads.

FLOOR COVERINGS

    Supply and install Building Standard wall-to-wall carpeting (or vinyl composition tile) throughout the Premises. Standard to be 0 ounce cut pile or level loop of similar price.

PARTITIONING

    Supply and install Building Standard interior 8'6" drywall partitions (taped, painted and 2-1/2" vinyl base) in an amount as required.

    One-half of all demising walls are included in this allowance. Demising walls will be of the same construction as described previously, secured to the underside of the floor above and sealed, with the addition of sound attenuating blanket insulation between the metal studs.

DOORS

    TENANT ENTRY: Supply and install Building Standard glass and aluminum store front entrance Standard. Entry/exit doors provided per Municipal Building Code.

    Interior: Supply and install three (3) 3' x 7' x 1-3/4" solid core wood door with passage hardware having polished chromium.

TENANT IDENTIFICATION

    Supply and install Building Standard tenant identification for both the building directory and tenant entry door.

SPACE PLANNING

    Landlord will furnish design services to produce a suite plan and one (1) revision of that suite plan reflecting Tenant's desired layout of the Premises, location of light switches, electrical outlets, ceiling fixtures, as well as color selections for paint, carpet and vinyl floor coverings, (all of the fore-going being hereinafter collectively called the "Selections"). Tenant's layout and Selections shall be subject to the approval of Landlord, which shall not be unreasonably withheld so long as the work contemplated thereby does not require changes outside the Premises or does not adversely affect the legality of the use of the Premises, or the cost of fire insurance for the Building.

    Landlord shall prepare and furnish to Tenant construction drawings for the tenant finish work for the Premises in accordance with the Layout and Sections, together with an itemization of the cost of any of such tenant finish work in excess of the allowance set forth in this summary. Tenant shall furnish written approval of said construction drawings to Landlord within three (30 days after same are delivered to Tenant unless Tenant elects to modify the layout and/or Selections to decrease or eliminate any cost in excess of the allowances set forth in this summary, in which event Tenant shall have three days after receipt of such construction drawings in which to notify Landlord of such modification and Tenant's three (3) day period for approving the construction drawings shall commence upon receipt of the modified construction drawings. Tenant shall pay to Landlord upon the commencement date of the Term of this Lease the amount of any such excess cost for tenant finish work or design changes.

                                     EXHIBIT "C"


                         BASE RENT SCHEDULE; USE LIMITATIONS




1. The Base Rent payable by Tenant to Landlord during the five (5) year portion of the Lease Term that is described in Section 2 of the Lease shall be the following amounts:



      Annual                  Monthly
    Base Rent                Base Rent
    ___________              __________
    $169,558.56              $14,129.88




2. In addition to and notwithstanding the uses of the Demised Premises and the Building that are permitted and prohibited by the Lease, Tenant's use and occupancy of the Demised Premises and the building shall be further limited and/or authorized as follows (none if nothing inserted): NONE


                                     END OF PAGE

                                     EXHIBIT "D"

                                RULES AND REGULATIONS


1. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of all tenants of the Building (hereinafter individually a "tenant" and collectively the "tenants"), in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the Building or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by Landlord or other tenants.

2. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge, or not having a pass issued by Landlord, or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register.

3. No awning or other projections over and around the windows or entrances of any suite in the Building shall be installed by any tenant.

4. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the Building only in the freight elevator and through the service entrances and corridors, but special arrangements will be made for moving large quantities of furniture and equipment into or out of the Building. Moving furniture or large equipment into or out of the Building must be scheduled with Landlord at least seven (7) days in advance. Landlord reserves the right to set times for regular deliveries.

5. All entrance doors to each suite in the Building shall be left locked when those premises are not in use.

6. Canvassing, soliciting or peddling in the Building is prohibited and all tenants shall cooperate to prevent the same.

7. No tenant shall advertise its business, profession, or activities in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building for any purpose other than that of its business address.

8. Tenants shall not attach or permit to be attached additional locks or similar devices to any doors, transoms or windows of their respective suites in the Building; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. If more than two (2) keys for one (1) lock are desired, Landlord will provide them upon payment of Landlord's cost therefor by that tenant.

9. Each tenant agrees that it shall not willfully do or omit to do any act or thing which shall discriminate or segregate upon the basis of race, color, creed or national origin in the use and occupancy of its respective suite in the Building or in any subletting thereof.

10. Landlord reserves the right by written notice to terminate, rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in the reasonable exercise of Landlord's judgement, it is necessary, desirable or proper for the best interests of the Building and its tenants.


                                     END OF PAGE